Exhibit 10.1

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this “Fourth Amendment”) is made as of August 21, 2016, by and between ARE-480 ARSENAL STREET, LLC, a Delaware limited liability company (“Landlord”), and SELECTA BIOSCIENCES, INC., a Delaware corporation (“Tenant”).

RECITALS

A.                                         Landlord and Tenant entered into that certain Lease Agreement dated as of September 30, 2008 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of July 12, 2011, as amended by that certain Second Amendment to Lease dated as of October 17, 2011 (the “Second Amendment”), as amended by that certain Third Amendment to Lease dated as of April 6, 2015, and as amended by those certain letter agreements between Landlord and Tenant dated August 9, 2012, September 4, 2012, August 24, 2015, and June 23, 2016 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 27,833 rentable square feet (“Premises”) in a building located at 480 Arsenal Street, Watertown, Massachusetts, all as more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.                                         Tenant has exercised its Extension Right to extend the Term of the Lease by the Extension Term, in accordance with Section 10 of the Second Amendment.

C.                                         Landlord and Tenant desire, subject to the terms and conditions set forth below, to among other things. extend the Term of the Lease by the Extension Term, and to modify certain other terms and provisions of the Lease, all as more particularly provided below.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged Landlord and Tenant hereby agree as follows:

1.                                      Extension Term. The Term of the Lease, which is currently scheduled to expire on March 31, 2017, is hereby extended for the duration of the Extension Term. being a period of 36 months commencing on April 1, 2017 (the “Extension Term Commencement Date”) and continuing through and expiring on March 31, 2020, upon and subject to all of the existing terms of the Lease, as amended by this Fourth Amendment.

2.                                      Rent. Tenant shall continue to pay Base Rent as provided for in the Lease through March 31, 2017 Commencing on April 1, 2017. Tenant shall pay Base Rent in the amount of $45.36 per rentable square foot of the Premises per year. Thereafter, on each April 1st during the Term (each, a “Fourth Amendment Adjustment Date”), Base Rent shall be increased by multiplying the Base Rent payable immediately before such Fourth Amendment Adjustment Date by 3% and adding the resulting amount to the Base Rent payable immediately before such Fourth Amendment Adjustment Date.

3.                                      Condition of the Premises. Tenant is currently in possession of, and continues to accept from Landlord, the Premises in their existing “AS-IS,” “WHERE-IS” and “WITH ALL FAULTS” condition, and Tenant acknowledges that Landlord shall have no obligation to refurbish or otherwise improve the Premises or to provide any tenant improvement allowance.

4.                                      No Preferential Rights or Options. Tenant has exercised its only Extension Right under the Lease pursuant to Section 10 of the Second Amendment; therefore, notwithstanding anything contained in the Lease to the contrary, Landlord and Tenant stipulate and agree that Tenant has no preferential rights or options under the Lease, as herein amended, such as any rights of renewal, expansion, reduction, refusal, offer, purchase, cancellation, termination or any other such preferential rights or options, such rights or options originally set forth in the Lease, including, without limitation, said Section 10 of the Second Amendment, being hereby null and void in their entirety and of no further force or effect.

5.                                      Brokers. Landlord and Tenant each represents and warrants that, other than Transwestern, it has not dealt with any other broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Fourth Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker, other than Transwestern, claiming a commission or other form of compensation by virtue of having represented Tenant or Landlord, as applicable, with regard to this transaction. Notwithstanding the foregoing or anything to the contrary contained herein, Landlord agrees that Landlord shall pay any commission due and payable to Transwestern in connection with this Fourth Amendment pursuant to a separate written agreement between Transwestern and Landlord.

6.                                      OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

7.                                      Miscellaneous.

a.                                      This Fourth Amendment is the entire agreement between Landlord and Tenant with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Fourth Amendment may be amended only by an agreement in writing, signed by Landlord and Tenant.

b.                                      This Fourth Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

c.                                       Tenant acknowledges that it has read the provisions of this Fourth Amendment, understands them, and is bound by them. Time is of the essence in this Fourth Amendment.

d.                                      This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Fourth Amendment attached thereto.

e.                                       Except as amended and/or modified by this Fourth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fourth Amendment. In the event of any conflict between the provisions of this Fourth Amendment and the provisions of the Lease, the provisions of this Fourth Amendment shall prevail.  Whether or not specifically amended by this Fourth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fourth Amendment.

[Signatures are on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the day and year first above written.

TENANT:

SELECTA BIOSCIENCES, INC.,
a Delaware corporation

By:	/s/ David Siewers
Its:	CFO

LANDLORD:

ARE-480 ARSENAL STREET, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

		By:	/s/ Eric S. Johnson
		Its:	Eric S. Johnson
Senior Vice President RE Legal Affairs